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                                                                EXHIBIT 10(u)


                                                            December 30, 1993

Dear Bob:


        This letter confirms our agreement that you have left your position with Westinghouse effective December 17, 1993 and will, through December 31, 1997, be on a paid leave of absence pursuant to the terms of the employment agreement dated June 9, 1992 (the "Agreement") between you and Westinghouse, other than as amended herein.



        The cash payments you will receive will include amounts equal to (i) an annual incentive award of $630,000 for calendar year 1993, an annual incentive award of $570,000 for calendar year 1994 and the target annual incentive award of $500,000 for calendar years 1995 through 1997 (in each case less applicable taxes and unreduced to reflect immediate payment), and (ii) an award of $4,000,000 for your outstanding 1992-94 Equity Plus Grant (less applicable taxes and reduced to reflect immediate payment) in lieu of all amounts set forth in clauses (a)(ii) and (iii) of the last paragraph beginning on page 5 of the Agreement.


        The non-vested portions of your grant equivalent in value to 164,000 shares of Westinghouse common stock vested on December 17, 1993.

                                      Sincerely,

                                      /s/ Michael H. Jordan



Accepted and agreed to:

 /s/ Robert A. Watson
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     Robert A. Watson


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